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IDS Managed Retirement Fund, Inc.
File No. 2-93801/811-4133

                                         EXHIBIT INDEX


Exhibit 5: Copy of Investment Management Services Agreement between Registrant and American Express Financial Corporation, dated March 20, 1995.

Exhibit 6: Copy of Distribution Agreement between Registrant and American Express Financial Advisors Inc., dated March 20, 1995.

Exhibit 8(a): Copy of Custodian Agreement between Registrant and American Express Trust Company, dated March 20, 1995.

Exhibit 8(b): Copy of Addendum to the Custodian Agreement between IDS Managed Retirement Fund, Inc., American Express Trust Company and American Express Financial
                     Corporation dated May 13, 1996.

Exhibit 8(c): Copy of Custody Agreement between Morgan Stanley Trust Company and IDS Bank and Trust dated May, 1993.

Exhibit 9(a): Copy of Transfer Agency Agreement between Registrant and American Express Financial Corporation, dated March 20, 1995.

Exhibit 9(b): Copy of Shareholder Service Agreement between Registrant and American Express Financial Advisors Inc., dated March 20, 1995.

Exhibit 9(c): Copy of Administrative Services Agreement between Registrant and American Express Financial
                     Corporation, dated March 20, 1995.

Exhibit 9(d): Copy of Agreement and Declaration of Unitholders between IDS Managed Retirement Fund, Inc. and Strategist Growth and Income Fund, Inc. dated May 13, 1996.

Exhibit 11:          Independent Auditors' Consent.

Exhibit 15: Copy of Plan and Agreement of Distribution between Registrant and American Express Financial Advisors Inc., dated March 20, 1995.

Exhibit 17:          Financial Data Schedule.